CUSIP NO. L70BLU 11 7

COMMON STOCK PURCHASE WARRANT

The OLB Group, Inc.

OLB.com

This certifies that FOR VALUE RECEIVED,

or registered assigns (the "Holder") is the owner of

the number specified above of Common Stock Purchase Warrants ("Warrants"). Each Warrant entitles the Holder to purchase at any time prior to the Expiration Date (as hereinafter defined), subject to the terms and conditions set forth in this certificate and the Information Statement (November 18, 2004), one fully paid and nonassessable share of common stock, $.01 par value, of The OLB Group, Inc. a Delaware Corporation (the "Company"), at $0.20 through November 18, 2007. Warrants not exercised by the Expiration Date will expire. Certificates are issuable on the presentation and surrender of the Warrant Certificate with the Subscription form on the reverse side hereof duly executed at the principal office of the Company or its duly appointed agent, Transfer Online Corporation, as warrant agent, or its successor (the "Warrant Agent"), accompanied by payment in lawful money of the United States of America in cash or by official bank certified check payable to the Company.

This Warrant Certificate and each Warrant represented hereby are issued to and are subject in all respects to the terms and conditions set forth in the Information Statement (the "Warrant Agreement") November 18, 2004, between the Company and the Warrant Agent. A copy of the Warrant Agreement is on file at the principal office of the Warrant Agent, and a copy will be provided by the company to each holder on request at no charge.

The term "Expiration Date" shall mean 5:00 p.m. (Eastern Standard Time) on November 18, 2007.

This Warrant shall not be exercisable and the Company shall not be obligated to deliver any securities pursuant to this Warrant unless a registration statement under the Securities Act of 1933, as amended, and under applicable state securities laws with respect to such securities is effective or there is an available exemption from such federal and state registration requirements. This Warrant shall not be exercisable by a Holder in any state where such exercise would be unlawful.

This Warrant shall not be valid unless countersigned by the Warrant Agent. For more information, please refer to the Information Statement dated November 18, 2004.

Dated:

The OLB Group, Inc. Corporate Seal Delaware

CHIEF EXECUTIVE OFFICER

The OLB Group, Inc.

Each Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants to purchase common stock (per value per share) of the Company.

This Warrant Certificate, when surrendered to the Warrant Agent at its principal office by the Warrant Holder in person or by attorney duly authorized in writing may be exchanged for another Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants.

The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate. (notwithstanding any notation of ownership or other writing hereon by anyone for all purposes and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. No Warrant Holder, as such, shall have any rights of a shareholder of the Company, either at law or at equity, and the rights of the Warrant Holder, as such, are limited to those rights expressly provided in the Warrant Certificate.

IMPORTANT The Warrants represented by this Certificate may not be exercised by a Warrant holder unless at the time of exercise the underlying Shares are qualified for sale, by registration or otherwise in the state where the Warrant Holder resides or unless the issuance of the Shares would be exempt under the applicable state securities laws. Further a registration statement under the Securities Act of 1933, as amended, governing the exercise of this Warrant must be in effect at the time of exercise and unless such registration statement is in effect at the time of exercise, the Company may decline to permit like exercise of this Warrant.

The following abbreviations, when used in the inscriptions on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM ....as tenants in common
TEN ENT ....as tenants by the ENTIRETIES
JT TEN ....as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT ____________ Custodian ____________
(Cust) (Minor)
under the Uniform Gifts to Minor Act
____
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

(Form of Assignment to be Executed if the Warrant Holder Desires to Transfer Warrants Evidenced Hereby)

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers to

____
(PLEASE PRINT NAME AND ADDRESS INCLUDING ZIP CODE)

____

Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint ____________________ Attorney to transfer said Warrants on the basis of the Warrant Agent with full power of substitution in the premises.

X____________________

Dated: ____________________

Signature Guaranteed: ____________________

Signature: X____________________
(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate.)

EXERCISE

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(Form of Exercise to be Executed if the Warrant Holder Desires to Execute Warrants Evidenced Hereby)

The undersigned hereby irrevocably elects to exercise ____________ Warrants represented by this Warrant Certificate and to purchase thereunder the full number of Shares issuable upon exercise of said Warrants and enclose $____________ as the purchase price therefor, and request that certificates for such Shares shall be issued in the name of, and Warrants for any fractional Shares to be issued to:

____

____
(PLEASE PRINT NAME AND ADDRESS INCLUDING ZIP CODE)

and, if said number of Warrants shall bet be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the unexercised number of Warrants evidenced by this Warrant Certificate be delivered to the Warrant Holder except as such unexercised number of Warrants may be assigned under the form of Assignment appearing hereon.

X____________________

Dated: ____________________

Signature Guaranteed: ____________________

Signature: X____________________
(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate.)